                                                                    Exhibit 23.1


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the captions "Summary Consolidated Financial Data", "Selected Consolidated Financial Data", and "Experts" and to the use of our report dated December 11, 1998 (except for Note 14, as to which the date is January 27, 1999) in the Registration Statement (Form S-1) and related Prospectus of Biopure Corporation for the registration of shares of its common stock.



                                             /s/ Ernst & Young LLP



Boston, Massachusetts
May 17, 1999